SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

             Current Report Filed Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report
              (Date of Earliest Event Reported): September 22, 1997


                            THE FOREFRONT GROUP, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                              0-27438                    76-0365256
-------------------------------      ---------------         -------------------
(State or other jurisdiction          (Commission            (I.R.S. Employer
of incoporation or organization)      File Number)           Identification No.)



1360 Post Oak Boulevard, Suite 2050, Houston, Texas                    77056
-------------------------------------------------------              ---------
         (Address of principal executive offices)                    (Zip Code)

                                 (713) 961-1101
             -------------------------------------------------------
              (Registrant's telephone number, including Area Code)

Item 2.           Acquisition or Disposition of Assets.

          On September 22, 1997, The ForeFront Group, Inc. (the "Company") entered into an Asset Purchase Agreement ("Agreement") with Hewlett-Packard Company ("HP") with respect to the purchase by HP from the Company of certain of the Company assets related to the Verona Project. The Verona Project consisted of research and development activities relating to technology for enhanced printing of hypertext mark-up language ("HTML") documents from the Internet. HP paid the Company $2,392,000 for the rights to Verona intellectual property and for a license to use certain additional software programs owned by the Company for a limited time. The purchase price was determined through negotiations between the Company and representatives of HP. In connection with this asset purchase, HP agreed to hire certain employees of the Company and to lease the Company's Palo Alto office and equipment for a limited period.

         There was no pre-existing material relationship between the parties prior to the transaction.


Item 7.           Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquisition

                           Not Applicable

         (b)      Pro Forma Financial Information

                           Not Applicable

         (c)      Exhibits

         Exhibit
         Number

         *10.1 Asset Purchase Agreement, dated as of September 22, 1997, between the Company and HP.

        ----------
         * Confidential treatment has been requested. The copy filed as an exhibit omits the information subject to the confidentiality request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                THE FOREFRONT GROUP, INC.


                                                /s/ Jeffrey R. Harder
                                                -------------------------------
                                                Jeffrey R. Harder,
                                                Vice President & General Counsel

                                 EXHIBIT INDEX


Exhibit
Number              Documentation Description
--------            -------------------------
*10.1               Asset Purchase Agreement between The ForeFront Group, Inc.
                    and Hewlett-Packard Company dated September 22, 1997

--------------
* Confidential treatment has been requested. The copy filed as an exhibit omits the information subject to the confidentiality request.